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                                                                     EXHIBIT 5.1





                               September 5, 1997



Hearst-Argyle Television, Inc.
888 Seventh Avenue
New York, New York  10106

         Re: Registration of 4,599,260 shares of Series A Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel for Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 4,599,260 shares of Series A Common Stock, par value $.01 per share, of the Company (the "Shares") to be offered from time to time for the account of certain selling stockholders who acquired the Shares in a merger transaction consummated effective as of August 29, 1997, pursuant to which a wholly-owned subsidiary of The Hearst Corporation merged with and into Argyle Television, Inc. ("Argyle"), with Argyle as the surviving corporation renamed "Hearst-Argyle Television, Inc."

     Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. The Shares were duly authorized, validly issued and fully paid, and are non-assessable.
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Hearst-Argyle Television, Inc.
September 5, 1997
Page 2


     We consent to the reference to our firm under the heading "Legal Matters" included in the Registration Statement, and to the filing of this opinion as
Exhibit 5.1 thereto. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                  Very truly yours,

                                  LOCKE PURNELL RAIN HARRELL
                                  (A Professional Corporation)


                                  By: /s/ Guy Kerr
                                     ----------------------------------
                                           Guy Kerr